Exhibit 99.1

Media Contact:	Investor Contact:
Glen Haley	Sujal Shah
610-712-1747 (office)	610-712-5471 (office)
glenhaley@agere.com	sujal@agere.com
AGERE SYSTEMS REPORTS RESULTS FOR THE SECOND QUARTER OF FISCAL YEAR 2006
FOR RELEASE: TUESDAY, APRIL 25, 2006
     ALLENTOWN, Pa. — Agere Systems (NYSE: AGR) today reported that revenues for the second quarter of fiscal 2006, ended March 31, 2006, were $397 million, within the guidance range provided in January. By comparison, Agere’s revenues were $403 million in the December quarter and $417 million in the year-ago quarter.
     For the March quarter, Agere reported a GAAP net loss of $21 million, or $0.11 per share, which included $40 million of net restructuring charges and related costs, and stock-based compensation expenses. For the December quarter, Agere posted a GAAP net loss of $19 million, or $0.11 per share, including $39 million of net restructuring charges and stock-based compensation expenses. In the year-ago quarter, the company reported a GAAP net loss of $68 million, or $0.38 per share, including purchased in-process R&D charges of $55 million, $33 million of net restructuring charges and related costs, and a $22 million benefit resulting from the reversal of a tax contingency.
     “Our turnaround plan for Agere is well under way as we move from stabilizing the business to addressing earnings growth through process improvements and focused investments,” said Richard Clemmer, president and CEO of Agere Systems. “We see strong underlying growth being driven by such areas as EDGE wireless handset solutions, storage preamplifiers, storage area network ICs and traffic management, with overall revenue growth expected in the next fiscal year.”
     On a non-GAAP basis, Agere reported net income of $17 million or $0.10 per share in the March quarter, at the high end of guidance, compared to non-GAAP net income of $16 million, or $0.09 per share in the December quarter. In the year-ago quarter, the company reported a non-GAAP net loss of $1 million, or break-even on a per-share basis.

2
     Non-GAAP measures exclude gain or loss from the sale of, and income or loss from, discontinued operations; restructuring-related charges included in costs; certain other non-cash charges including equity compensation; net restructuring and other charges; purchased in-process research and development charges; amortization of acquired intangible assets; net gain or loss from the sale of operating assets; certain tax adjustments; cumulative effect of accounting changes; and certain nonrecurring charges.
Revenue by Segment
     During the second quarter of fiscal 2006, the company realigned its segments. Prior periods have been reclassified in the following table.

	Quarter Ended
	Mar 31	Dec 31	Mar 31
	2006	2005	2005
Consumer segment:
Storage	$171	$173	$150
Mobility	95	90	107

Consumer segment	266	263	257
Networking segment	131	140	160

	$397	$403	$417
—	Each segment includes revenue from the licensing of intellectual property.
—	The former Enterprise & Networking and Telecommunications segments have been combined into the Networking Segment, and the satellite radio business has been moved from Networking to Mobility.
Selected Quarterly Highlights
     Following are some of the company’s recent highlights:
•	Continued to gain share in storage preamplifier ICs, including shipments of low-power, high-performance preamplifiers for Samsung’s new 2.5-inch disk drives with up to 120 gigabytes of storage for notebook PC and enterprise applications.

•	Grew shipments in storage area networking solutions for host bus adapter applications.

•	Announced a new 90-nanometer storage read channel supporting more than 80 percent of all disk drive applications, including desktop and notebook PCs, consumer electronics, blade servers and near-line disk backup.

•	Sampled a 3.6-megabit-per-second HSDPA solution for mobile phones, which delivers a 10-fold increase in download speeds compared to current 3G solutions.

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•	Began production shipments to Amoi of Agere’s Vision platform, which enables high-end phone features in mainstream EDGE-based mobile handsets.
Outlook
     In the June quarter, the company expects to report revenues in the range of $390 million to $410 million. The company expects GAAP net income to be between breakeven and a profit of $0.05 per share, including restructuring charges and related costs. Non-GAAP net income is expected to be in the range of $0.13 to $0.18 per share.
Earnings Webcast
     Agere Systems will host a conference call today at 8:30 a.m. EDT to discuss its financial results and outlook. To listen to the conference call via the Internet, visit http://www.agere.com/webcast. Subsequent to the conference call, a replay will be available at the same web address. Supplemental financial information is also available on the company’s website at http://www.agere.com/webcast.
     Agere Systems is a global leader in semiconductors for storage, wireless data, and public and enterprise networks. The company’s chips and software power a broad range of computing and communications applications, from cell phones, PCs, PDAs, hard disk drives and gaming devices to the world’s most sophisticated wireless and wireline networks. Agere’s customers include top manufacturers of consumer electronics, communications and computing equipment. Agere’s products connect people to information and entertainment at home, at work and on the road — enabling the connected lifestyle.
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Agere, Agere Systems, and the Agere Systems logo are registered trademarks of Agere Systems Inc.
This release contains forward-looking statements based on information currently available to Agere. Agere’s actual results could differ materially from the results stated or implied by those forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, our reliance on major customers and suppliers, our ability to keep pace with technological change, our dependence on new product development, price and product competition, availability of manufacturing capacity, customer demand for our products and services, and general industry and market conditions. For a further discussion of these and other risks and uncertainties, see our annual report on Form 10-K for the fiscal year ended September 30, 2005 and our quarterly report on Form 10-Q for the quarter ended December 31, 2005. Agere disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Agere Systems Inc.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in millions except per share amounts)

	Quarter Ended
	Mar 31	Dec 31	Mar 31
	2006	2005	2005
Revenue	$397	$403	$417
Costs	208	210	263

Gross profit - $	189	193	154
Gross profit - %	47.6%	47.9%	36.9%
Operating Expenses
Selling, general and administrative	60	61	60
Research and development	118	119	113
Amortization of acquired intangible assets	1	1	3
Purchased in-process research and development	—	—	55
Restructuring and other charges — net	28	31	4
(Gain) on sale of operating assets — net	(3)	(1)	(2)

Total operating expenses	204	211	233

Operating Income (Loss)	(15)	(18)	(79)
Other income (expense) — net	6	6	3
Interest expense	6	7	8

Income (Loss) before income taxes	(15)	(19)	(84)
Provision for income taxes	6	4	(16)

Income (Loss) from Continuing Operations	(21)	(23)	(68)
Income (Loss) from operations of discontinued business	—	4	—

Net Income (Loss)	$(21)	$(19)	$(68)

Basic and diluted income (loss) per share information
Income (loss) from continuing operations	$(0.11)	$(0.13)	$(0.38)
Income from discontinued operations	—	0.02	—

Net income (loss)	$(0.11)	$(0.11)	$(0.38)

Weighted average shares outstanding — (in millions)	178	181	175

Agere Systems Inc.
Reconciliation of Non-GAAP to Unaudited GAAP Measures
(Dollars in millions except per share amounts)

	Quarter Ended
	Mar 31	Dec 31	Mar 31
	2006	2005	2005
Reconciliation of Non-GAAP Net Income (Loss) to Net Income (Loss)
Non-GAAP Net Income (Loss)	$17	$16	$(1)
Restructuring related charges, including increased depreciation	2	—	29
Stock-based compensation expenses (excludes $2 included in restructuring and other charges - net in 1QFY2006)	10	8	—
Amortization of acquired intangible assets	1	1	3
Purchased in-process research and development	—	—	55
Restructuring and other charges — net	28	31	4
(Gain) loss on sale of operating assets — net	(3)	(1)	(2)
Reversal of tax contingencies	—	—	22
Gain (loss) from operations of discontinued business	—	4	—

Net Income (Loss)	$(21)	$(19)	$(68)

Reconciliation of Non-GAAP Net Income (Loss) Per Share to Net Income (Loss) Per Share
Non-GAAP Net Income (Loss) per share	$0.10	$0.09	$(0.00)
Restructuring related charges, including increased depreciation	0.01	—	0.16
Stock-based compensation expenses (excludes $0.01 included in restructuring and other charges - net in 1QFY2006)	0.06	0.04	—
Amortization of acquired intangible assets	—	0.01	0.01
Purchased in-process research and development	—	—	0.32
Restructuring and other charges — net	0.16	0.17	0.02
(Gain) loss on sale of operating assets — net	(0.02)	—	(0.01)
Reversal of tax contingencies	—	—	0.12
Gain (loss) from operations of discontinued business	—	0.02	—

Net Income (Loss) per share	$(0.11)	$(0.11)	$(0.38)

Agere Systems Inc.
Unaudited Net Income (Loss) Per Share Guidance

Quarter Ending
Jun 30
2006

Non-GAAP Net Income (Loss) (High End of Range)	$0.18
Non-GAAP Net Income (Loss) (Low End of Range)	$0.13

Less: Restructuring and other charges — net	0.06
Stock-based compensation expenses	0.06
Amortization of acquired intangible assets	0.01

0.13

Net Income (Loss) (High End of Range)	$0.05
Net Income (Loss) (Low End of the Range)	$0.00